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                                                                      EXHIBIT 11

                       Morgan Stanley Dean Witter & Co.

                      Computation of Earnings Per Share
           (dollars in millions, except share and per share data)(1)


                                                                                 Fiscal Year Ended
                                                                  -------------------------------------------------
                                                                   November 30,      November 30,      November 30,
                                                                      2000              1999              1998
                                                                  -------------     -------------     -------------
Basic EPS:
Weighted-average shares outstanding.............................  1,095,858,438     1,096,789,720     1,151,645,450
                                                                  =============     =============     =============
Earnings:
      Income before cumulative effect of accounting change......  $       5,456     $       4,791     $       3,393
      Cumulative effect of accounting change....................             --                --              (117)
      Less: Preferred stock dividend requirements...............            (36)              (44)              (55)
                                                                  -------------     -------------     -------------
      Earnings applicable to common shares......................  $       5,420     $       4,747     $       3,221
                                                                  =============     =============     =============

Basic EPS before cumulative effect of accounting change.........  $        4.95     $        4.33     $        2.90
Cumulative effect of accounting change..........................             --                --             (0.10)
                                                                  -------------     -------------     -------------

Basic earnings per share........................................  $        4.95     $        4.33     $        2.80
                                                                  =============     =============     =============

Diluted EPS:
Weighted-average shares outstanding.............................  1,095,858,438     1,096,789,720     1,151,645,450
Average common shares issuable under employee benefit
  plans.........................................................     47,200,166        39,347,870        37,079,530

Average common shares issuable upon conversion of ESOP
  preferred stock(2) ...........................................      1,952,911        23,363,080        23,863,150
                                                                  -------------     -------------     -------------
       Total weighted-average diluted shares ...................  1,145,011,515     1,159,500,670     1,212,588,130
                                                                  =============     =============     =============

Earnings:
      Income before cumulative effect of accounting change......  $       5,456     $       4,791     $       3,393
      Cumulative effect of accounting change....................             --                --              (117)
      Less: Preferred stock dividend requirements...............            (36)              (36)              (47)
                                                                  -------------     -------------     -------------
      Earnings applicable to common shares......................  $       5,420     $       4,755     $       3,229
                                                                  =============     =============     =============
Diluted EPS before cumulative effect of accounting
  change........................................................  $        4.73     $        4.10     $        2.76
Cumulative effect of accounting change..........................             --                --             (0.09)
                                                                  -------------     -------------     -------------
Diluted earnings per share......................................  $        4.73     $        4.10     $        2.67
                                                                  =============     =============     =============
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(1) All share and per share amounts have been retroactively adjusted to reflect a two-for-one common stock split, effected in the form of a 100% stock dividend, which became effective on January 26, 2000.

(2) ESOP shares were converted to common shares in January 2000.